Exhibit 99.(f)(2)
                                Southern Company
                                  Second Round
                           Nobo Script-Tender & Proxy

Hello, My name is _________ and I am calling on behalf of (operating company) . Late last week your broker was instructed to mail you another form with respect to the tender offer made by Southern Company to purchase your shares and to vote on the proposed charter amendment.

1.  Have you already tendered your shares?
         Yes= Please remember that you must also have voted in Favor of the proposal to validly tender your shares. Thank you for your support and have a nice day.
         No= Go to question 2.

2.  Do you plan on participating in the Tender?
         Yes= Fantastic. Please remember that you must also vote in Favor of the proposal to validly tender your shares. Also, your tender must be received by the Depositary, The Bank of New York, prior to 5:00 PM Eastern Standard Time on December 10, 1997. Thank you for your time and have a nice day.
         No= May I ask Why? (Agent will capture comments). Go to question 3. Ref= I understand. Thank you and have a nice day.
         Und=  I understand.  Do you have any questions about the offer?
(Agent will answer questions).  Go to question 3.

3.  Have you already voted your proxy?
         Yes=  Go to question 4.
         No= Please remember that the meeting is scheduled to be held on December 10, 1997 and we need to receive your voted proxy by then. Every share is important, regardless of how many or how few shares you own. Your Board of Directors recommends that you support the proposal. If you have any questions about this please feel free to call us, toll free, at 1-888-881-0526. Thank you for your time and have a nice day.
         Ref=  I understand.  Thank you and have a nice day.

5.  May I ask if you are in support of the proposal?
         Yes=  Thank you for your support and have a nice day.
         No= May I ask why? (Agent will capture comments). Please remember that without supporting the proposal, you cannot participate in the tender offer. However, if you do vote For the proposal, you will receive a cash payment for your vote in favor of the proposed amendment if it passes. This cash payment will be ____. You are NOT eligible however, to receive this payment if you tender. Thank you for your time and have a nice day.


                                Southern Company
                                     Unvoted
                        Registered Script-Tender & Proxy

Hello, My name is _________ and I am calling on behalf of (operating company) . Earlier this week we mailed you another green letter of transmittal with respect to the tender offer made by Southern Company to purchase your shares and to vote on the proposed charter amendment.


1.  Have you already tendered your shares?
         Yes= Please remember that you must also have voted in Favor of the proposal to validly tender your shares. Thank you for your support and have a nice day.
         No= Go to question 2.

2.  Do you plan on participating in the Tender?
         Yes= Fantastic. Please remember that you must also vote in Favor of the proposal to validly tender your shares. Also, your tender must be received by the Depositary, The Bank of New York, prior to 5:00 PM Eastern Standard Time on December 10, 1997. Thank you for your time and have a nice day.
         No= May I ask Why? (Agent will capture comments). Go to question 3. Ref= I understand. Thank you and have a nice day.
         Und=  I understand.  Do you have any questions about the offer?
              (Agent will answer questions).  Go to question 3.

3.  Have you already voted your proxy?
         Yes=  Go to question 4.
         No= Please remember that the meeting is scheduled to be held on December 10, 1997 and we need to receive your voted proxy by then. Every share is important, regardless of how many or how few shares you own. Your Board of Directors recommends that you support the proposal. If you have any questions about this please feel free to call us, toll free, at 1-888-881-0526. Thank you for your time and have a nice day.
         Ref=  I understand.  Thank you and have a nice day.

4.  May I ask if you are in support of the proposal?
         Yes=  Thank you for your support and have a nice day.
         No= May I ask Why? (Agent will capture comments). Please remember that without supporting the proposal, you cannot participate in the tender offer. However, if you do vote For the proposal and it passes, you will receive a cash payment for your vote in favor of the proposed amendment. This cash payment will be ____. You are NOT eligible however, to receive this payment if you tender. Thank you for your time and have a nice day.